Exhibit 5.1

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

TEL 215.665.8500

FAX 215.864.8999

www.ballardspahr.com

November 23, 2009

Triumph Group, Inc.

and the Guarantors listed on Annex A

1550 Liberty Ridge Drive

Suite 100

Wayne, PA  19087

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Triumph Group, Inc., a Delaware corporation (the “Issuer”), and the guarantors listed on Annex A hereto (the “Guarantors” and, together with the Issuer, the “Registrants”) in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), (a) $175,000,000 aggregate principal amount of the Issuer’s 8% Senior Subordinated Notes due 2017 (the “New Notes”) and (b) the related guarantees of the New Notes by the Guarantors (the “Guarantees” and, together with the New Notes, the “Securities”) to be issued under an Indenture dated November 16, 2009 (the “Indenture”), among the Issuer, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”).  Following the effectiveness of the Registration Statement, the Registrants intend to issue the Securities to the holders of $175,000,000 aggregate principal amount of the Issuer’s 8% Senior Subordinated Notes due 2017 (the “Old Notes”) in exchange for such Old Notes and the related guarantees of the Old Notes by the Guarantors (together with the Old Notes, the “Old Securities”).

We have examined (i) the Certificates of Formation, Certificates of Incorporation or other charter documents of each of the Registrants, (ii) the limited liability company agreements, bylaws or other organizational documents of each of the Registrants, (iii) records of proceedings of the Members or Board of Directors of each of the Registrants, or committees thereof, (iv) the Old Securities, (v) the proposed form of the Securities, (vi) the Form T-1 Statement of Eligibility of the Trustee filed as an exhibit to the Registration Statement, (vii) the Indenture, (viii) the Registration Rights Agreement, dated November 16, 2009, among the Issuer, the Guarantors and the Initial Purchasers listed on a schedule thereto, (ix) the Purchase Agreement, dated November 10, 2009, among the Issuer, the Guarantors and Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the Initial Purchasers listed on a schedule

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thereto, and (x) the Registration Statement.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Registrants and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.

In rendering our opinion set forth below, we have assumed, without any independent verification, (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies, (v) that the form of the Securities will conform to that included in the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee under the laws of its jurisdiction of incorporation or organization, (vii) that all parties (other than the Registrants) to the documents examined by us have full power and authority under the laws of their respective jurisdictions of incorporation or organization to execute, deliver and perform their obligations under such documents and under the other documents required or permitted to be delivered and performed thereunder, and (viii) that the Indenture has been duly qualified under the Trust Indenture Act of 1939.

Our opinion set forth below is limited to the laws of the State of New York, the laws of the State of Delaware and the federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.

The only opinion rendered by us consists of those matters set forth in the seventh paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on and subject to the foregoing, it is our opinion that, upon the Registration Statement becoming effective under the Securities Act, the execution of the Securities by the Registrants, the due authentication of the New Notes by the Trustee in accordance with the Indenture and the issuance and delivery of the Securities in exchange for the Old Securities as contemplated by the Registration Statement, (1) the Notes will constitute valid and legally binding obligations of the Issuer and (2) the Guarantees will constitute valid and legally binding obligations of the Guarantors, subject in each case to (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the

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availability of the remedy of specific performance, and (iii) concepts of good faith, fair dealing and reasonableness.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Ballard Spahr LLP

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Annex A

Triumph Processing, Inc.

Triumph Structures — Los Angeles, Inc.

Triumph Brands, Inc.

Triumph Group Acquisition Corp.

The Triumph Group Operations, Inc.

Triumph Group Acquisition Holdings, Inc.

Triumph Fabrications — Fort Worth, Inc.

Triumph Instruments, Inc.

Triumph Engineered Solutions, Inc.

Nu-Tech Brands, Inc.

Triumph Fabrications - San Diego, Inc.

Triumph Precision Castings Co.

Triumph Turbine Services, Inc.

Triumph Engineering Services, Inc.

Triumph Actuation Systems - Valencia, Inc.

Triumph Composite Systems, Inc.

Triumph Thermal Systems, Inc.

Triumph Gear Systems, Inc.

Triumph Aftermarket Services Group, Inc.

Triumph Aerospace Systems Group, Inc.

Triumph Structures — Wichita, Inc.

Triumph Accessory Services — Grand Prairie, Inc.

Kilroy Steel, Inc.

Kilroy Structural Steel Co.

Triumph Metals Company

Triumph Precision, Inc.

Triumph Instruments — Burbank, Inc.

Triumph Investment Holdings, Inc.

Triumph Aviations Inc.

Triumph Aerospace Systems — Newport News, Inc.

The Mexmil Holding Company, LLC

Triumph Actuation Systems — Connecticut, LLC

Triumph Actuation Systems, LLC

CBA Acquisition, LLC

HT Parts, L.L.C.

Triumph Interiors, LLC

Triumph Structures — Long Island, LLC

Triumph Controls, LLC

Triumph Group Holdings — Mexico, LLC

Triumph Group Investment — Mexico, LLC

Triumph Insulation Systems, LLC

Airframe Spares and Logistics, LLC

Mexmil China, LLC

Triumph Airborne Structures, Inc.

Triumph Fabrications — Hot Springs, Inc.

A-1

Triumph Gear Systems — Macomb, Inc.

Triumph Aerospace Systems — Wichita, Inc.

Lamar Electro-Air Corporation

Triumph Structures — Kansas City, Inc.

Triumph Structures — East Texas, Inc.

A-2